Exhibit 99.1
Independence Realty Trust Announces First Quarter 2023 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – April 26, 2023 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its first quarter 2023 financial results.
First Quarter Highlights
•Net income available to common shares of $8.6 million for the quarter ended March 31, 2023 compared to $74.6 million for the quarter ended March 31, 2022.
•Earnings per diluted share of $0.04 for the quarter ended March 31, 2023 compared to $0.34 for the quarter ended March 31, 2022.
•Same-store portfolio net operating income (“NOI”) growth of 8.2% for the quarter ended March 31, 2023 compared to the quarter ended March 31, 2022.
•Core Funds from Operations (“CFFO”) of $62.5 million for the quarter ended March 31, 2023 compared to $57.7 million for the quarter ended March 31, 2022. CFFO per share was $0.27 for the first quarter of 2023, as compared to $0.25 for the first quarter of 2022.
•Adjusted EBITDA of $87.6 million for the quarter ended March 31, 2023 compared to $81.4 million for the quarter ended March 31, 2022.
•Value add program completed renovations at 635 units during the quarter ended March 31, 2023, achieving a weighted average return on investment during the quarter of 17.8%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“For the first quarter of 2023, we delivered an 8.2% increase in same-store NOI, led by blended lease over lease rental growth of 4.0%”, said Scott Schaeffer, Chairman and CEO of IRT. “ As the second quarter progresses, our focus on improving occupancy is materializing, as we’re nearing 95% occupancy at our same-store non-value add communities. In addition, the value add program continues to deliver outsized results and we are on track to achieve our volume targets for 2023 with 635 units renovated during the first quarter. We remain confident in the long-term benefits of our portfolio, as we continue to see strong fundamentals in our sunbelt markets and property class type.”
Same-Store Portfolio(1) Operating Results

First Quarter 2023 Compared to First Quarter 2022
Rental and other property revenue	7.5% increase
Property operating expenses	6.4% increase
Net operating income (“NOI”)	8.2% increase
Portfolio average occupancy	220 bps decrease to 93.1%
Portfolio average rental rate	10.8% increase to $1,530
NOI Margin	40 bps increase to 63.3%
(1)Same-store portfolio includes 116 properties, which represent 34,571 units.

Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	1Q 2023	2Q 2023(3)
Same-Store Portfolio(1)
Average Occupancy	93.1%	93.9%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	3.1%	4.2%
Renewal Leases	4.8%	1.7%
Blended	4.0%	2.4%
Resident retention rate	48.2%	56.7%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	93.8%	94.4%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	2.6%	3.9%
Renewal Leases	4.2%	1.7%
Blended	3.4%	2.3%
Resident retention rate	48.5%	56.9%
Value Add (19 properties with Ongoing Value Add)
Average Occupancy	90.1%	91.7%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	5.4%	5.4%
Renewal Leases	7.3%	1.7%
Blended	6.3%	2.9%
Resident retention rate	46.5%	56.2%
(1)Same-store portfolio includes 116 properties, which represent 34,571 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)2Q 2023 average occupancy and resident retention rates are as through April 24, 2023. 2Q 2023 new lease and renewal rates are for leases commencing during 2Q 2023 that were signed as of April 24, 2023.
(4)As of April 24, 2023, same-store portfolio occupancy was 94.3%, same-store portfolio excluding ongoing value add occupancy was 94.7%, and value add occupancy was 92.3%.
Value Add Program
We completed renovations on 635 units during the quarter ended March 31, 2023, achieving a return on investment of 17.8%, with an average cost per unit renovated of $15,408, and average rent increase per renovated unit of $228. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of March 31, 2023.

Investment Activity
Dispositions
On February 28, 2023, we sold Eagle Lake Landing apartments located in Indianapolis, Indiana for $37.3 million and recognized a gain on sale of $1.0 million. Proceeds from the sale were used to reduce indebtedness.
Capital Expenditures
For the three months ended March 31, 2023, recurring capital expenditures for the total portfolio were $4.1 million, or $117 per unit.

Capital Markets
New Swap Agreement
On March 16, 2023, we entered into an interest rate swap contract with a notional value of $200.0 million, a strike rate of 3.39% and a maturity date of March 17, 2030.
Dividend Distribution
On March 14, 2023, our Board of Directors declared a quarterly cash dividend of $0.14 per share of our common stock, which was paid on April 21, 2023 to stockholders of record at the close of business on March 31, 2023.
2023 EPS and CFFO Guidance
We affirm our EPS and CFFO per share and same-store NOI targets. Earnings per diluted share is projected to be in the range of $0.23 to $0.27. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

2023 Full Year EPS and CFFO Guidance(1)(2)	Low	High
Earnings per share	$0.23	$0.27
Adjustments:
Depreciation and amortization	0.95	0.95
Gain on sale of real estate assets(3)	(0.01)	(0.01)
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)
Core FFO per share	$1.12	$1.16
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below. Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.0 million weighted average shares and units outstanding.
(3)Gain on sale of real estate assets includes one asset sale that occurred during the first quarter of 2023.

2023 Guidance Assumptions
Our key guidance assumptions for 2023 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	2023 Outlook(1)
Number of properties/units	116 properties / 34,571 units
Property revenue growth	5.7% to 7.0%
Controllable operating expense growth	3.3% to 5.4%
Real estate tax and insurance expense growth	8.1% to 9.1%
Total operating expense growth	5.2% to 6.9%
Property NOI growth	5.0% to 8.0%

Corporate Expenses
General and administrative & Property management expenses	$51.5 million to $53.5 million
Interest expense(2)	$104.5 million to $106.5 million

Transaction/Investment Volume(3)
Acquisition volume	None
Disposition volume	$35 million to $40 million

Capital Expenditures
Recurring	$19.0 million to $21.0 million
Value add & non-recurring	$78.0 million to $82.0 million
Development	$80.0 million to $90.0 million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” below.
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)We continue to evaluate our portfolio for capital recycling opportunities so actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions. See “Forward-Looking Statements” below.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, April 27, 2023 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.833.470.1428, access code 034663. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Thursday, May 4, 2023 by dialing 1.866.813.9403, access code 284598.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “will,” “strategy,” “expects,” “seeks,” “believes,” “potential,” or other similar words that predict or indicate future events and trends and that do not report historical matters.
These forward-looking statements involve estimates, projections, forecasts and assumptions and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, increased regulations generally and specifically on the rental housing market including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of COVID-19 and other potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives, unknown or unexpected liabilities including the cost of legal proceedings, inability to sell certain assets within the time frames or at the pricing levels expected, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Schedule I
Independence Realty Trust, Inc.
Selected Financial Information
Dollars in thousands, except per share data (unaudited)

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Selected Financial Information:
Operating Statistics:
Net income (loss) available to common shares	$8,648	$33,631	$16,223	$(7,205)	$74,600
Earnings (loss) per share -- diluted	$0.04	$0.15	$0.07	$(0.03)	$0.34
Rental and other property revenue	$161,135	$162,493	$160,300	$154,643	$149,977
Property operating expenses	$59,255	$57,450	$59,967	$58,976	$55,883
NOI	$101,880	$105,043	$100,333	$95,667	$94,094
NOI margin	63.2%	64.6%	62.6%	61.9%	62.7%
Adjusted EBITDA	$87,594	$93,017	$89,264	$83,228	$81,375
CORE FFO per share	$0.27	$0.29	$0.28	$0.26	$0.25
Dividends per share	$0.14	$0.14	$0.14	$0.14	$0.12
CORE FFO payout ratio	51.9%	48.3%	50.0%	53.8%	48.0%
Portfolio Data:
Total gross assets	$7,045,306	$7,034,902	$7,097,280	$6,801,034	$6,731,377
Total number of operating properties	119	120	122	120	119
Total units	35,249	35,526	36,176	35,594	35,498
Period end occupancy	94.1%	93.6%	94.6%	95.7%	95.4%
Total portfolio average occupancy	93.1%	93.9%	94.2%	95.5%	95.2%
Total portfolio average effective monthly rent, per unit	$1,535	$1,522	$1,484	$1,414	$1,374
Same-store portfolio period end occupancy (a)	94.1%	93.6%	94.6%	95.4%	95.6%
Same-store portfolio average occupancy (a)	93.1%	93.9%	94.2%	95.5%	95.3%
Same-store portfolio average effective monthly rent, per unit (a)	$1,530	$1,520	$1,487	$1,420	$1,381
Capitalization:
Total debt (b)	$2,628,632	$2,631,645	$2,713,625	$2,552,936	$2,542,088
Common share price, period end	$16.03	$16.86	$16.73	$20.73	$26.44
Market equity capitalization	$3,694,970	$3,880,432	$3,850,365	$4,729,580	$6,031,873
Total market capitalization	$6,323,602	$6,512,077	$6,563,990	$7,282,516	$8,573,961
Total debt/total gross assets	37.3%	37.4%	38.2%	37.5%	37.8%
Net debt to Adjusted EBITDA (c)	7.3x	6.9x	7.2x	7.4x	7.6x
Interest coverage	4.0x	4.0x	4.0x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	224,556,870	224,064,940	224,056,179	222,060,280	221,163,391
OP units outstanding	5,946,571	6,091,171	6,091,171	6,091,171	6,970,993
Common shares and OP units outstanding	230,503,441	230,156,111	230,147,350	228,151,451	228,134,384
Weighted average common shares and OP units	230,186,297	229,994,927	228,051,780	227,964,753	227,778,484
(a)Same-store portfolio consists of 116 properties, which represent 34,571 units.
(b)Includes indebtedness associated with real estate held for sale, as applicable.
(c)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended March 31, 2023, net debt to Adjusted EBITDA excluding adjustments for these items was 7.3x, 6.9x, 7.4x, 7.4x, and 7.5x, respectively.

Schedule II
Independence Realty Trust Inc.
Reconciliation of Net Income (Loss) to Funds from Operations and Core Funds from Operations
Dollars in thousands, except per share data
(unaudited)

	For the Three Months Ended March 31,
	2023	2022
Funds From Operations (FFO):
Net income (loss)	$8,872	$76,880
Add-Back (Deduct):
Real estate depreciation and amortization	53,287	77,943
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	418	—
Gain on sale of real estate assets, net, excluding prepayment gains	(314)	(94,712)
FFO	$62,263	$60,111
FFO per share	$0.27	$0.26
CORE Funds From Operations (CFFO):
FFO	$62,263	$60,111
Add-Back (Deduct):
Other depreciation and amortization	249	231
Casualty losses (gains), net	151	(1,393)
Loan (premium accretion) discount amortization, net	(2,755)	(2,754)
Prepayment (gains) losses on asset dispositions	(670)	—
Other expense (income), net	42	(380)
Merger and integration costs	—	1,895
Restructuring costs	3,213	—
CFFO	$62,493	$57,710
CFFO per share	$0.27	$0.25
Weighted-average shares and units outstanding	230,186,297	227,778,484

Schedule III
Independence Realty Trust Inc.
Reconciliation from Net Income (Loss) to Same-Store Net Operating Income (a)
Dollars in thousands
(unaudited)

	For the Three Months Ended
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net income (loss)	$8,872	$34,524	$16,653	$(7,399)	$76,880
Other revenue	(239)	(306)	(300)	(120)	(385)
Property management expenses	6,371	6,593	5,744	6,139	5,556
General and administrative expenses	8,154	5,739	5,625	6,968	7,928
Depreciation and amortization expense	53,536	52,161	49,722	72,793	78,174
Casualty losses (gains), net	151	(1,690)	(191)	(5,592)	(1,393)
Interest expense	22,124	23,337	22,093	20,994	20,531
Gain on sale of real estate assets, net	(985)	(17,044)	—	—	(94,712)
Other income, net	(93)	(57)	(765)	(294)	(443)
Loss (gain) from investments in unconsolidated real estate entities	776	(242)	1,477	871	63
Merger and integration costs	—	2,028	275	1,307	1,895
Restructuring costs	3,213	—	—	—	—
NOI	$101,880	$105,043	$100,333	$95,667	$94,094
Less: Non same-store portfolio NOI	2,577	3,624	2,711	2,101	2,328
Same-store portfolio NOI	$99,303	$101,419	$97,622	$93,566	$91,766
(a)Same-store portfolio consists of 116 properties, which represent 34,571 units.

Schedule IV
Independence Realty Trust Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Interest Coverage Ratio
Dollars in thousands
(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Net income (loss)	$8,872	$34,524	$16,653	$(7,399)	$76,880
Add-Back (Deduct):
Interest expense	22,124	23,337	22,093	20,994	20,531
Depreciation and amortization	53,536	52,161	49,722	72,793	78,174
Casualty losses (gains), net	151	(1,690)	(191)	(5,592)	(1,393)
Gain on sale of real estate assets, net	(985)	(17,044)	—	—	(94,712)
Merger and integration costs	—	2,028	275	1,307	1,895
Loss (gain) from investments in unconsolidated real estate entities	776	(242)	1,477	1,125	—
Other income, net	(93)	(57)	(765)	—	—
Restructuring costs	3,213	—	—	—	—
Adjusted EBITDA	$87,594	$93,017	$89,264	$83,228	$81,375

INTEREST COST:
Interest expense	$22,124	$23,337	$22,093	$20,994	$20,531

INTEREST COVERAGE:	4.0x	4.0x	4.0x	4.0x	4.0x

Schedule V
Independence Realty Trust, Inc.
Definitions
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as asset sales, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (Dollars in thousands).

	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Total debt	$2,628,632	$2,631,645	$2,713,625	$2,552,936	$2,542,088
Less: cash and cash equivalents	(12,448)	(16,084)	(23,753)	(11,378)	(23,971)
Less: loan discounts and premiums, net	(56,256)	(59,937)	(63,340)	(66,091)	(68,832)
Total net debt	$2,559,928	$2,555,624	$2,626,532	$2,475,467	$2,449,285
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned at the beginning of the previous year. Properties that are held-for-sale or have been sold are excluded from the same-store portfolio.

Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022
Total assets	$6,493,747	$6,532,095	$6,633,533	$6,386,634	$6,387,322
Plus: accumulated depreciation (a)	475,001	426,097	386,606	337,338	291,199
Plus: accumulated amortization	76,558	76,710	77,141	77,062	52,856
Total gross assets	$7,045,306	$7,034,902	$7,097,280	$6,801,034	$6,731,377
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.